SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                         ____________________________________




                                       FORM 8-K

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of Earliest Event Reported) June 1, 1994
                                                              ------------




                                HORRIGAN AMERICAN, INC.
                                -----------------------
                (Exact name of registrant as specified in its Charter)






     Pennsylvania                      2-82551                  23-2224614
- - ------------------------      ------------------------    -------------------
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)



6 Commerce Drive, Shillington, Pennsylvania       19607-9704
- - ------------------------------------------------------------------------------
(Address of Principal Executive Offices)           (Zip Code)



Registrant's telephone number, including area code:   (610) 775-5199
                                                      --------------





                                   Not applicable
- - ------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------
    On June 1, 1994, the Company, through a wholly-owned subsidiary, purchased all of the capital stock of American Capital Leasing Corporation ("ACL"), whose principal business consists of financing and leasing equipment, from Mitchell Jacobson and Marjorie Gershwind.

    The Company intends to operate the acquired business as a separate subsidiary. The Company has retained all five employees of ACL.

    The Company paid the estimated purchase price of $3,936,000 in cash on June 1, 1994. The final purchase price is to be determined by a post-closing audit within 90 days, based principally on the book value of the common stock multiplied by a factor of 109.5%, less a credit on account of ACL's deferred tax liability. The Company funded the purchase price and refinanced all outstanding bank debt of ACL ($7,000,000) by borrowing under one of its existing long-term credit lines from PNC Bank. ACL's two shareholders have agreed not to compete with the Company in the business of equipment leasing and equipment financing for a period of two years.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits
         -------------------------------------------------------------------
    (a)  Financial Statements of Business Acquired

         American Capital Leasing Corporation

         *    Balance sheet as of December 31, 1993 (audited)

         *    Statement of operations for the year ended December 31, 1993
              (audited)

         * Statement of stockholders' equity for the year ended December 31, 1993 (audited)

         *    Statement of cash flows for the year ended December 31, 1993
              (audited)

         * Notes to financial statements as of and for the year ended December 31, 1993 (audited)

         *    Balance sheet as of March 31, 1994 (unaudited)

         * Statements of Operations (and retained earnings) for the three-month periods ended March 31, 1994 and 1993 (unaudited)

         * Statements of cash flows for the three-month periods ended March 31, 1994 and 1993 (unaudited)

    (b) Pro-Forma Financial Information. The following condensed, unaudited pro forma financial information is filed with this report:

         * unaudited pro forma consolidated condensed balance sheet of Horrigan American, Inc. and subsidiaries as of March 31, 1994

         * unaudited pro forma consolidated condensed statements of operations of Horrigan American, Inc. and subsidiaries for the year ended December 31, 1993 and the three months ended March 31, 1994

    (c)  Exhibits

         1. Agreement for Purchase and Sale of Stock dated June 1, 1994, between Mitchell Jacobson and Marjorie Gershwind, and American Equipment Leasing Co., Inc. (Schedules and exhibits, described in the agreement, are omitted but will be furnished supplementally to the Commission upon request).

         2. Non-Competition Agreement dated June 1, 1994, between Mitchell Jacobson and Marjorie Gershwind, and American Equipment Leasing Co., Inc.

                                       SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.


                              HORRIGAN AMERICAN, INC.

                              By_______________________________
                                        Robert Ordway
                                    Senior Vice President
                                 (principal financial officer)

June 15, 1994

                         AMERICAN CAPITAL LEASING CORPORATION

                                 Financial Statements

                                   December 31, 1993


                      (With Independent Auditors' Report Thereon)

                             Independent Auditors' Report


The Board of Directors and Stockholders
American Capital Leasing Corporation:


We have audited the accompanying balance sheet of American Capital Leasing Corporation as of December 31, 1993, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Capital Leasing Corporation as of December 31, 1993, and the results of its operations, and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             KPMG Peat Marwick


January 5, 1994, except for note 7,
  which is as of June 1, 1994

Portland, Oregon

                         AMERICAN CAPITAL LEASING CORPORATION

                                     Balance Sheet

                                   December 31, 1993


                                    Assets (Note 5)
                                    ---------------
Current assets:
  Cash                                                    $  122,121
  Net investment in direct financing leases (note 2)       3,622,736
  Prepaid expenses                                            33,350
                                                         -----------
          Total current assets                             3,778,207

Net investment in direct financing leases (note 2)         7,869,224
Furniture and equipment, net (note 3)                         56,152
Other assets                                                   1,840
                                                         -----------
                                                         $11,705,423
                                                         -----------

                         Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                           987,209
  Amount due to affiliated company (note 6)                  101,856
  Other accrued liabilities                                   87,399
  Note payable to bank (note 5)                            6,100,000
                                                         -----------
          Total current liabilities                        7,276,464
                                                         -----------
Lease deposits (non-interest bearing)                        560,532

Stockholders' equity (note 2):
  Common stock of $1 par value.  Authorized 10,000
    shares; issued and outstanding 10,000 shares              10,000
  Additional paid-in capital                               2,000,205
  Retained earnings                                        1,858,222
                                                         -----------
          Total stockholders' equity                       3,868,427

Commitments (notes 4 and 7)
                                                         -----------
                                                         $11,705,423
                                                         ===========

See accompanying notes to financial statements.

                         AMERICAN CAPITAL LEASING CORPORATION

                                Statement of Operations

                             Year ended December 31, 1993




Lease income                                                $  1,899,155
Other income                                                      27,372
                                                            ------------
   Total income                                                1,926,527

General, administrative and selling expenses                     502,224
Provision for possible credit losses                             122,000
Interest expense                                                 455,428
                                                            ------------
   Net income                                               $    846,875
                                                            ============
Net earnings per share                                      $      84.69
                                                            ============

See accompanying notes to financial statements.

                         AMERICAN CAPITAL LEASING CORPORATION

                           Statement of Stockholders' Equity

                             Year ended December 31, 1993

                                   Number
                                  of shares
                                 outstanding                             Additional                                 Total
                                   common              Common              paid-in            Retained          stockholders'
                                    stock               stock              capital            earnings             equity
                                 -----------           ------            ----------           --------          ------------
Balances, December 31, 1992        10,000              $10,000            2,000,205           1,011,347           3,021,552

Net income                            -                   -                   -                 846,875             846,875
                                 ----------          ----------           ---------           ---------           ---------
Balances, December 31, 1993        10,000              $10,000            2,000,205           1,858,222           3,868,427
                                   ======              =======            =========           =========           =========

See accompanying notes to financial statements.

                         AMERICAN CAPITAL LEASING CORPORATION

                                Statement of Cash Flows

                             Year ended December 31, 1993


Cash flows provided by operating activities:
   Net income                                                    $ 846,875
                                                                 ---------
   Adjustments to reconcile net income to net cash provided
      (used) by operating activities:
         Depreciation and amortization                              21,505
         Increase in allowance for uncollectible leases             60,912
         Changes in assets and liabilities:
            Increase in net investment in direct financing leases (859,563)
            (Increase) decrease in prepaid expenses                  6,339
            Increase in accounts payable                           653,181
            Increase in amount due to affiliated company             4,365
            Increase in other accrued liabilities                   15,215
            Increase in lease deposits                              64,243
                                                                 ---------
               Total adjustments                                   (33,803)
                                                                 ---------
               Net cash provided by operating activities           813,072
                                                                 ---------
Cash flows used by investing activities -
   Purchase of equipment                                           (10,810)
                                                                 ---------
               Net cash used by investing activities               (10,810)
                                                                 ---------
Cash flows used by financing activities -
   Net reduction under line of credit agreement                   (800,000)
                                                                 ---------
               Net cash used by financing activities              (800,000)
                                                                 ---------
               Net increase in cash                                  2,262

Cash at beginning of year                                          119,859
                                                                 ---------
Cash at end of year                                              $ 122,121
                                                                 ---------
Supplemental disclosure of cash flow information -
   Cash paid during the year for interest                        $ 460,127
                                                                 =========

See accompanying notes to financial statements.

                         AMERICAN CAPITAL LEASING CORPORATION

                             Notes to Financial Statements

                                   December 31, 1993


(1)  Summary of  Accounting Policies

     (a)  Nature of Business

          American Capital Leasing Corporation (the Company) was incorporated in the State of Oregon on September 5, 1989. The Company leases diversified types of equipment, generally for a period of three to five years which represents a substantial portion of the estimated economic life of the equipment.

     (b)  Accounting for Unearned Lease Income

          The Company accounts for its leases as direct financing leases under the provisions of Statement of Financial Accounting Standards No. 13, and accordingly, the aggregate lease payments to be received over the term of the leases plus the estimated residual value are capitalized as the Company's net investment in the leases. The excess of the investment in the leases over the cost of the equipment (unearned lease income) is recognized as income over the term of the leases on the interest method to reflect a constant periodic rate of return on the net investment in the leases.

     (c)  Furniture and Equipment

          The Company records all furniture and equipment at cost. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line basis (generally five to ten years).

     (d)  Income Taxes

          The Company and its stockholders have elected treatment as an S Corporation under Federal income tax regulations whereby the Company is not subject to corporate income taxes. Accordingly, there is no provision for income taxes included in the accompanying financial statements.

     (e)  Earnings Per Share

          Earnings per common share are based on the weighted average number of common shares outstanding during the period. The weighted average number of common shares used in the earnings per common share computation for the year ended December 31, 1993 was 10,000 shares.


                                                                 (Continued)

                         AMERICAN CAPITAL LEASING CORPORATION

                             Notes to Financial Statements




(2)  Net Investment in Direct Financing Leases

     The following lists the components of the net investment in direct financing leases as of December 31, 1993:

      Total minimum lease payments receivable           $13,484,084
      Less allowance for uncollectibles                     178,912
                                                        -----------
                                                         13,305,172

      Add estimated unguaranteed residual values
         of leased equipment                              1,766,689
                                                        -----------
                                                         15,071,861

      Less unearned income                                3,579,901
                                                        -----------
         Net investment in direct financing
          leases                                        $11,491,960
                                                        ===========
      Net investment classified as:
         Current                                          3,622,736
         Noncurrent                                       7,869,224
                                                        -----------
                                                        $11,491,960
                                                        ===========

Future minimum lease payments to be received on direct financing leases are as follows:

   Year ended December 31:
      1994                                              $ 5,535,197
      1995                                                4,117,533
      1996                                                2,180,242
      1997                                                1,135,889
      1998                                                  515,223
                                                        -----------
         Total                                          $13,484,084
                                                        ===========

The realization of the estimated residual value of leased property depends on the ultimate sale of the leased equipment at the end of the lease term. The residual value is not a part of the contractual agreement with the lessee but is based on values that have been realized in the past by the principals in the Company and their history with similar businesses.


                                                        (Continued)

                         AMERICAN CAPITAL LEASING CORPORATION

                             Notes to Financial Statements


(3)   Furniture and Equipment

      Furniture and equipment consists of the following at December 31, 1993:

            Automobiles                                $ 41,515
            Furniture                                    16,151
            Office equipment                             36,260
            Computer software                            19,795
                                                       --------
                 Total cost                             113,721

            Less accumulated depreciation                57,569
                                                       --------
                 Net furniture and equipment           $ 56,152
                                                       ========
(4)  Leases

     The Company leases office facilities under a month-to-month agreement and equipment under a long-term lease agreement. The equipment lease is classified as an operating lease and expired in November 1993. Rental expense for all leases was $16,470 for the year ended December 31, 1993.

(5)  Note Payable to Bank

     Note payable at December 31, 1993 of $6,100,000 consists of draws upon the Company's loan and security agreement (hereinafter referred to as the agreement) with First Interstate Bank of Oregon. If the bank declines the Company's request to renew the agreement upon its expiration
     (June 30, 1994) or any subsequent expiration date, the Company shall be entitled to convert the then outstanding principle balance to an installment term loan (due 48 months from such expiration date). Borrowings under the agreement are secured by a continuing security interest in all goods of the Company (including receivables, intangible assets, furniture and equipment and cash) currently owned or hereinafter acquired by the Company. The agreement contains certain restrictive covenants with which the Company was in compliance as of December 31, 1993.

(6)  Related Party Transactions

     During the year ended December 31, 1993, the Company made equipment purchases from an affiliated company, in the amount of $678,578. Amounts due to such affiliated company of $101,856 related to these transactions are reflected as amount due to affiliated company in the accompanying balance sheet.


                                                                   (Continued)

                         AMERICAN CAPITAL LEASING CORPORATION

                             Notes to Financial Statements


(7)  Subsequent Event

     On June 1, 1994, the Company entered into an agreement with American Equipment Leasing Co., Inc. (the buyer) wherein the Company agreed to sell all of its outstanding common stock as of June 1, 1994 to the buyer. Pursuant to the agreement, the Company is obligated to pay certain miscellaneous costs related to the acquisition in the amount of $400,000.

                        AMERICAN CAPITAL LEASING CORPORATION


                                FINANCIAL STATEMENTS


                                   MARCH 31, 1994

                                     (UNAUDITED)

                         AMERICAN CAPITAL LEASING CORPORATION
                                     BALANCE SHEET
                                    MARCH 31, 1994
                                      (UNAUDITED)


                                        ASSETS


(In thousands)
 ------------
Cash  . . . . . . . . . . . . . . . . . . . . . . . $      45
Net investment in finance receivables . . . . . . .    11,961
Property and equipment, net . . . . . . . . . . . .        52
Other assets. . . . . . . . . . . . . . . . . . . .        19
                                                     ---------
                                                    $  12,077
                                                     =========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings. . . . . . . . . . . . . . . .$   6,800
Accounts payable and accrued expenses. . . . . . . .      602
Customer deposits. . . . . . . . . . . . . . . . . .      590
                                                    ---------
     Total Liabilities . . . . . . . . . . . . . . .    7,992
                                                     ---------
Stockholders' equity:
   Common stock, $1 par value; authorized
     10,000 shares; issued and
     outstanding 10,000 shares. . . . . . . . . . .        10
   Additional paid-in capital . . . . . . . . . . .     2,000
   Retained earnings . . . . . . . . . . . . . . . .    2,075
                                                    ---------
       Total Stockholders' Equity. . . . . . . . . .    4,085
                                                    ---------
                                                    $  12,077
                                                     =========

                         AMERICAN CAPITAL LEASING CORPORATION
                    STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
               FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
                                      (UNAUDITED)


(In thousands)                                           1994      1993
- - --------------                                           ----      ----
Finance revenues:
   Commercial leasing and financing revenue. . . . . .$  479     $  468
   Interest expense. . . . . . . . . . . . . . . . . .   105        115
                                                       ------    ------
       Finance revenue margin. . . . . . . . . . . . .   374        353
   Provision for possible lease and loan losses. . . .    23         30
                                                       ------    ------
       Finance revenues after provision for possible
         lease and loan losses . . . . . . . . . . . .   351        323

Other operating revenues . . . . . . . . . . . . . . .    15          8

Operating expenses
   Salaries and employee benefits. . . . . . . . . . .    77         60
   Other expenses. . . . . . . . . . . . . . . . . . .    72         54
                                                       ------    ------
       Total operating expenses. . . . . . . . . . . .   149        114
                                                       ------    ------
Net earnings . . . . . . . . . . . . . . . . . . . . .   217        217

Retained earnings, beginning of period . . . . . . . . 1,858      1,011
                                                       ------    ------
Retained earnings, end of period . . . . . . . . . . .$2,075     $1,228
                                                       ======    ======

                         AMERICAN CAPITAL LEASING CORPORATION
                               STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
                                      (UNAUDITED)


(In thousands)                                           1994      1993
- - --------------                                           ----      ----
Cash flows used by operating activities:
   Net income. . . . . . . . . . . . . . . . . . . . .$  217     $  217

   Adjustments to reconcile net income to net cash used by operating activities:

   Depreciation and amortization . . . . . . . . . . .     6          5
   Increase in allowance for uncollectible leases. . .    17         14
   Changes in assets and liabilities:
   Increase in investment in direct financing leases .  (487)      (353)
   Decrease in prepaid expenses. . . . . . . . . . . .    16          1
   Increase (decrease) in accounts payable . . . . . .  (626)        28
   Increase (decrease) in amount due to affiliated
     company . . . . . . . . . . . . . . . . . . . . .    62        (35)
   Increase (decrease) in other accrued liabilities .    (10)         6
   Increase in lease deposits . . . . . . . . . . . .     29         25
                                                       ------    ------
   Total adjustments. . . . . . . . . . . . . . . .      (993)     (309)
                                                       ------    ------
   Net cash used by operating activities. . . . . . .    (776)      (92)
                                                       ------    ------
Cash flows used by investing activities:
   Acquisition of property and equipment . . . . . . .     (1)       (1)
                                                       ------    ------
   Net cash used by investing activities. . . . . . .      (1)       (1)
                                                       ------    ------
Cash flows provided by financing activities:
   Net Short-term debt borrowings. . . . . . . . . . .    700       100
                                                       ------    ------
   Net cash provided by financing activities. . . . .     700       100
                                                       ------    ------
Net increase (decrease) in cash. . . . . . . . . . . .    (77)        7
   Cash at beginning of year. . . . . . . . . . . . .     122       120
                                                       ------    ------
   Cash at end of quarter . . . . . . . . . . . . . . $   45     $  127
                                                       ======    ======
Supplemental disclosure of cash flow information:
   Cash paid during the period for interest . . . . . $  105     $  115
                                                       ======    ======

              HORRIGAN AMERICAN, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA CONSOLIDATED

                      CONDENSED BALANCE SHEET
                               AND
                 CONDENSED STATEMENTS OF OPERATIONS

The attached pro forma financial information gives effect to the acquisition of ACL by the Company. The pro forma consolidated condensed balance sheet reflects the fair value of the assets acquired and the debt incurred to fund the acquisition as of March 31, 1994. The pro forma consolidated condensed statements of operations for the year ended December 31, 1993 and for the three months ended March 31, 1994 reflect the operations of the combined entities as though the acquisition had been made at the beginning of the period presented. The pro forma consolidated condensed balance sheet and statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and ACL as of and for the year ended December 31, 1993 and the three months ended March 31, 1994.

The pro forma financial information does not purport to be indicative of the actual results of operations that would have occurred if the acquisition had been consummated on the date indicated or that may be obtained in the future. Adjustments in anticipation of cost savings through consolidation of the Company and ACL are not included.

The pro forma adjustments reflected in the pro forma balance sheet include adjustments to record the assets acquired at estimated fair value; to record the incremental borrowings to fund the purchase; to eliminate ACL's historical stockholders' equity; and to record ACL's deferred tax liability. It is anticipated that no goodwill will result from this transaction. The pro forma balance sheet and the statements of operations do not reflect the two year covenant not to compete since it was estimated to have a nominal value.

The pro forma adjustments reflected in the pro forma statements of operations include adjustments to amortize the premium on the acquired net investment in finance receivables; to record the interest incurred on funds borrowed to fund the purchase and to refinance all outstanding debt of ACL, and to remove ACL's historical interest expense; and to apply Horrigan's estimated incremental income tax rate.

ACL operated at an estimated pre-tax profit of $304,000 for the five months ended May 31, 1994. In addition, ACL will record a pre-tax charge of approximately $400,000 for an expense accrual in conjunction with this transaction. This adjustment is not reflected in the following pro formas because it is considered to be non-recurring.

                       HORRIGAN AMERICAN, INC. and SUBSIDIARIES
               Unaudited Pro Forma Consolidated Condensed Balance Sheet
                                    March 31, 1994

                                    (In thousands)

                                                               Company           ACL              Pro Forma
                                                               Historical        Historical       Adjustments         Pro Forma
                                                               ----------        ----------       -----------         ---------
Cash                                                                1,685                45                 0             1,730
Net investment in finance receivables                             121,076            11,961               761 (a)       133,798
Property under operating leases                                    31,377                 0                 0            31,377
Other assets                                                        8,650                71                 0             8,721
                                                               ----------        ----------       -----------         ---------
                                                                  162,788            12,077               761           175,626
                                                               ==========        ==========       ===========         =========

Short-term borrowings                                              16,535             6,800           (6,800) (b)        16,535
Long-term debt
     Recourse                                                      92,468                 0            10,936 (b)       103,404
     Nonrecourse                                                   18,303                 0                 0            18,303
Other liabilities                                                   6,379             1,192               710 (d)         8,281
                                                               ----------        ----------       -----------         ---------
                                                                  133,685             7,992             4,846           146,523
                                                               ----------        ----------       -----------         ---------

Minority interest                                                     236                 0                 0               236
Stockholders' equity                                               28,867             4,085            (4,085)(c)        28,867
                                                               ----------        ----------       -----------         ---------
                                                                  162,788            12,077               761           175,626
                                                               ==========        ==========       ===========         =========

(a)  Recorded the finance receivables acquired at estimated fair value.

(b)  The Company borrowed $10,936,000 at a rate of 7.3% to fund the purchase and to refinance all outstanding debt of ACL.

(c)  ACL's historical stockholder's equity is eliminated and has been replaced by debt.

(d)  Recorded the estimated deferred income taxes payable, due to the conversion from an S corporation to a C corporation.


                       HORRIGAN AMERICAN, INC. and SUBSIDIARIES
                      Unaudited Pro Forma Consolidated Condensed
                                 Statement Of Operations
                              Year ended December 31, 1993

                       ($ In thousands, except per share data)

                                                               Company           ACL              Pro Forma
                                                               Historical        Historical       Adjustments         Pro Forma
                                                               ----------        ----------       -----------         ---------
Finance Revenues:
Commercial leasing and financing revenue                          17,401             1,899               (312)(a)       18,988
Interest expense                                                   6,511               455                307 (b)        7,273
                                                              ----------        ----------        -----------        ---------
     Finance revenue margin                                       10,890             1,444               (619)          11,715
Provision for possible lease and loan losses                       1,573               122                  0            1,695
                                                              ----------        ----------        -----------        ---------
     Finance revenues after provision for
     possible lease and loan losses                                9,317             1,322               (619)          10,020
                                                              ----------        ----------        -----------        ---------
Net operating lease revenues                                       2,017                 0                  0            2,017
Total other operating revenues                                     2,575                27                  0            2,602

Operating expenses:
Salaries and employees benefits                                   (4,566)             (237)                 0           (4,803)
Other expenses                                                    (4,265)             (265)                 0           (4,530)
                                                              ----------        ----------        -----------        ---------
Earnings (loss) before income taxes
and minority interest                                              5,078               847               (619)           5,306
     Provision for income taxes                                    1,900                 0                 87 (c)        1,987
                                                              ----------        ----------         ----------        ---------
Earnings (loss) before minority interest                           3,178               847               (706)           3,319
     Minority interest income                                       (131)                0                  0             (131)
                                                              ----------        ----------         ----------        ---------
Net earnings (loss)                                                3,047               847               (706)           3,188
                                                              ==========        ==========         ==========        =========
Net earnings per common share                                       0.92                                                  0.97
                                                              ==========                                             =========
Weighted number of shares outstanding                          3,278,159                                             3,278,159
                                                              ==========                                             =========

(a)  The finance receivables acquired were valued at their estimated fair values as of May 31, 1994.
     The resulting premium is being amortized against finance revenue over the remaining life of the portfolio to produce a constant yield to maturity.

(b)  The debt to fund the purchase of the capital stock of ACL and to pay-off all of the outstanding debt as of June 1, 1994 has been borrowed under one of the Company's existing credit lines at a rate of 7.3%.
     ACL's historical interest expense has been removed and replaced with estimated interest expense under the new funding terms using average balances outstanding for the period.

(c)  The pro forma adjustment to the provision for income taxes is calculated using an estimated incremental income tax rate of
     38%.


                         HORRIGAN AMERICAN, INC. and SUBSIDIARIES
                        Unaudited Pro Forma Consolidated Condensed
                                 Statement Of Operations
                             Three months ended March 31, 1994

                          ($ In thousands, except per share data)

                                                               Company           ACL              Pro Forma
                                                               Historical        Historical       Adjustments         Pro Forma
                                                               ----------        ----------       -----------         ---------
Finance Revenues:
Commercial leasing and financing revenue                           4,226               479                (78)(a)        4,627
Interest expense                                                   1,447               105                 85 (b)        1,637
                                                              ----------        ----------        -----------        ---------
     Finance revenue margin                                        2,779               374               (163)           2,990
Provision for possible lease and loan losses                         188                23                  0              211
                                                              ----------        ----------        -----------        ---------
     Finance revenues after provision for
     possible lease and loan losses                                2,591               351               (163)           2,779
                                                              ----------        ----------        -----------        ---------
Net operating lease revenues                                         346                 0                  0              346
Total other operating revenues                                       572                15                  0              587

Operating expenses:
Salaries and employees benefits                                   (1,202)              (77)                 0           (1,279)
Other expenses                                                    (1,013)              (72)                 0           (1,085)
                                                              ----------        ----------        -----------        ---------
Earnings (loss) before income taxes
and minority interest                                              1,294               217               (163)           1,348
     Provision for income taxes                                      485                 0                 21 (c)          506
                                                              ----------        ----------         ----------        ---------
Earnings (loss) before minority interest                             809               217               (184)             842
     Minority interest income                                        (29)                0                  0              (29)
                                                              ----------        ----------         ----------        ---------
Net earnings (loss)                                                  780               217               (184)             813
                                                              ==========        ==========         ==========        =========
Net earnings per common share                                       0.25                                                  0.26
                                                              ==========                                             =========
Weighted number of shares outstanding                          3,113,814                                             3,113,814
                                                              ==========                                             =========

(a)  The finance receivables acquired were valued at their estimated fair values as of May 31, 1994.
     The resulting premium is being amortized against finance revenue over the remaining life of the portfolio to produce a constant yield to maturity.

(b)  The debt to fund the purchase of the capital stock of ACL and to pay-off all of the outstanding debt as of June 1, 1994 has been borrowed under one of the Company's existing credit lines at a rate of 7.3%.
     ACL's historical interest expense has been removed and replaced with estimated interest expense under the new funding terms using average balances outstanding for the period.

(c)  The pro forma adjustment to the provision for income taxes is calculated using an estimated incremental income tax rate of
     38%.


                                                                   Exhibit 1


                       AGREEMENT FOR PURCHASE AND SALE OF STOCK
                       ----------------------------------------

     THIS AGREEMENT ("Agreement") made June 1, 1994 by and between Mitchell Jacobson and Marjorie Gershwind ("Sellers") and American Equipment Leasing Co., Inc. ("Buyer").
                                    NOW WITNESSETH:
                                    ---------------
     WHEREAS, Sellers own of record and beneficially all of the outstanding capital stock of American Capital Leasing Corporation (the "Company"); and

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, upon the terms and conditions and at the price set forth herein, all, and not less than all, of the outstanding capital stock of the Company (the "Stock").

                                       AGREEMENT
                                       ---------
     NOW, THEREFORE, in consideration of the premises and the agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

                                       ARTICLE I
                                      DEFINITIONS

Each reference contained in this Agreement to:

     "Accrued Bonus" shall mean the amount of Four Hundred Thousand Dollars ($400,000.00), payable by Company to Howard Freedman, payable at Closing, which shall have been accrued by the Company prior to Closing.


     "Affiliate" shall mean, with respect to any Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     "Agreement" shall refer to this Stock Purchase Agreement and all Exhibits and Schedules thereto, as the same may be amended from time to time.

     "April 30, 1994 Interim Statement" shall refer to the April 30, 1994 Interim Statement certified by Freedman and any notes and schedules pertaining thereto.

     "Bank Obligations" shall mean obligations of Company under certain loan transactions to the following:(i) , the amounts of the Bank Obligations being set forth on Schedule 4.1.I.

     "Benefit Plan" shall include all Employee Benefit Plans and all other employee benefit arrangements or payroll practices including, without limitation, pension plans, profit sharing plans, ESOP plans, severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, stock option or restricted stock plans (whether formal or informal or whether for the benefit of a single individual or for more than one individual) in which Company is a participating employer, and/or maintains, contributes to or has an obligation to contribute to, with respect to any current or former employees of Company (including but not limited to the Company Plans, as defined herein).

     "Buyer" shall refer to American Equipment Leasing Co., Inc., a Pennsylvania corporation with its principal place of business at Flying Hills Corporate Center, P.O. Box 13428, Reading, Pennsylvania 19612.

     "Closing" shall refer to the effective time of the sale of the Stock which for all purposes is June 1, 1994, 9:00 A.M. local time in Reading, Pennsylvania, the day on which Sellers transfer, or cause the transfer of, the Stock to Buyer and Sellers receives the initial payment of the Purchase Price from Buyer pursuant to the terms of this Agreement, and "day of the Closing" and "Closing Date" shall be deemed to refer to such day.

     "Closing Date Book Value" shall refer to an amount equal to the book value of the Company, determined consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet, as reflected on the audited Closing Date Schedule.

     "Closing Date Net Book Value" shall refer to an amount determined by multiplying the Closing Date Book Value plus the Accrued Bonus by a factor of one hundred eight and seventy one hundredths per cent (108.71%).

     "Closing Date Schedule" shall refer to a Schedule describing and reflecting the book value of the Stock as of the Closing, determined consistent with accounting practices used in the preapration of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act" and any amendment thereto, and regulations promulgated under its provisions.

     "Company" shall refer to American Capital Leasing Corporation, a corporation incorporated under the laws of the state of Oregon, having its principal place of business and chief executive office at 5441 S. W. Macadam Avenue, Suite 201 (P. O. Box 69158) Portland, Oregon 97201.

     "Company Plans" shall refer to the Sid Tool Co., Inc. 401 K Plan, and the Sid Tool Co., Inc. Pension and Profit Sharing Plan.

     "Damages" unless specifically otherwise provided, shall refer, in respect of any obligation to indemnify any Person pursuant to the terms of this Agreement, to actual losses, damages, liabilities, judgments, settlements, awards or offsets and reasonable out-of-pocket costs, expenses and attorneys' fees (including reasonable costs, expenses and attorneys' fees incurred in enforcing such right of indemnification against any Indemnitor or with respect to any appeal) and penalties, if any.

     "December 31, 1993 Balance Sheet" shall refer to the December 31, 1993 balance sheet of Company, audited by KPMG and any notes and schedules pertaining thereto.

     "Deferred Taxes" shall refer to the accumulated excess of the net income per books over the taxable income per Schedule M-1 of the 1989 through 1994 U.S. Income Tax Return for an S Corporation (Form 1120S) of the Seller times 39%. Estimated Deferred Taxes for Closing purposes are set forth on Schedule 6.1.r., subject to post-Closing adjustment under paragraph 3.3.

     "Deferred Tax Credit" shall refer to the net present value at Closing (discounted at the "Settlement Interest Rate") of the "Deferred Taxes" assuming that 13% of the total Deferred Taxes is paid at the end of three months following the Closing and the following percentages in succession (12%, 11%, 10%, 9%, 9%, 9%, 8%, 7%, 7%, 4%, 2%) shall be paid at the end of every three month period thereafter.

     "Documents" shall refer to any books, records, files, papers, tapes, microfilms, computer information and records, and any other documents.

     "Employee Benefit Plan" shall have the meaning ascribed to such term by
     Section 3(3) of ERISA the Employee Retirement Income Security Act of 1974, as amended.

     "Employment Agreement" shall mean the employment agreement between Freedman and Company in the form of Schedule 4.1.H.

     "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     "Exhibit" shall refer to any one of several written Exhibits to this Agreement, each of which is hereby incorporated into and made a part of this Agreement for all purposes.

     "Financial Statements" shall have the meaning set forth in section
     6.1.h.

     "Freedman" shall mean Howard Freedman, an individual and President of Company.

     "GAAP" shall mean generally accepted accounting principles, consistently applied, as in effect at any particular time.

     "Indemnification Event" shall refer to any action, proceeding or claim (including a tax audit) for which a Person is entitled to indemnification under this Agreement.

     "Indemnitor" shall refer to the indemnifying Person(s) in the case of any obligation to indemnify any other Person(s) pursuant to the terms of this Agreement.

     "Initial Payment" shall refer to the sum payable at Closing hereof, in accordance with paragraph 2.5 (a).

     "KPMG" shall refer to the public accounting firm of KPMG Peat Marwick or any successor organization.

     "Lease" shall refer to any contract in existence on the Closing Date (including any assignments, certificates, exhibits or
     schedules  provided  for  therein,   and  any  amendments  thereto or
     assumptions thereof), or any commitment to enter into a contract in existence on or prior to the Closing, which is in the form of a lease of or rental agreement with respect to Property, any sale contract (including an installment sale contract) arising out of the sale of Property or any financing of Property, and under which Company is the lessor, seller, lender or obligee (whether initially or as an assignee).

     "Material Adverse Effect" shall mean, with respect to Sellers or Company, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations.

     "Office Premises Lease" refers to the oral month to month office sublease by and between Senta Bailey and Company for the premises located at 5441 S.W. Macadam Avenue, Suite 201, Portland, Ore. 97201.

     "Person" shall include an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity.

     "Property" shall include all property and all other assets of whatsoever nature including without limitation, real and personal property, whether tangible or intangible, and claims, rights and choses in action.

     "Regulatory Authority" means any agency or department of any federal, state or local government.

     "Schedule" shall refer to any one of several written Schedules to this Agreement, each of which: (i) is hereby incorporated into and made a part of this Agreement for all purposes; (ii) has been initialed on the first page thereof by the President or one of the Vice Presidents of Buyer and by either one of Sellers; and (iii) has been furnished to Buyer and Sellers in its final form in advance of the execution of this Agreement and/or the Closing, as the case may be.

     "Selected Accounting Firm" shall refer to a public accounting firm with nationally recognized auditing expertise in the financial services industry, which shall be selected by Buyer and Sellers to resolve a dispute arising pursuant to subparagraph 3.2 hereof, provided however in no event shall the Selected Accounting Firm be either KPMG or Arthur Anderson Associates.

     "Sellers" shall refer to Mitchell Jacobson and Marjorie Gershwind.

     "Settlement Date" shall refer to the fifth business day following the date of delivery by KPMG to Buyer and Sellers of the reviewed Closing Date Schedule as provided in subparagraph 3.2 hereof.

     "Settlement Interest" shall be interest in an amount determined in accordance with the provisions of-paragraph 2.4 hereof.

     "Settlement Interest Rate" shall refer to the prime rate (or base rate) announced by Chase Manhattan Bank of New York, N.A. (whether or not such rate has actually been charged by such bank) from time to time or, if such bank discontinues the practice of announcing the prime rate, the Settlement Rate shall mean the highest rate charged by such bank from time to time on short-term, unsecured loans to its most credit
     worthy  large  corporate  borrowers.   In  the  event  such  bank
     discontinues the practice of making such short-term, unsecured loans, the Settlement Interest Rate shall refer on any date to the highest prime rate (or base rate) reported in the "Money Rates" section of the eastern edition of The Wall Street Journal published from time to time as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of such date; provided, that the Settlement Interest Rate for any date on which The Wall Street Journal is not published shall refer to the highest prime rate (or base rate) reported in the "Money Rates" section of The Wall Street Journal published immediately prior to such date.

     "Settlement Payment" shall be an amount determined in accordance with the provisions of paragraph 2.3 hereof.

     "Stock" shall mean all of the outstanding capital stock of the Company.

     "Subsidiary" shall refer to a corporation (or equivalent legal entity under foreign law) of which another Person owns directly or indirectly more than 50% of the stock, the holders of which are ordinarily and generally, in the absence of contingencies or understandings, entitled to vote for the election of directors and any partnership in which such other Person owns directly or indirectly more than a 50% interest.

     "Taxes" shall mean all taxes, charges, fees, levies, imposts, duties, and other assessments, including, without limitation, any income, alternative, estimated or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, license, capital, paid-up capital, profits, license, withholding, payroll,
     employment,  excise, severance,    stamp,    transfer,    occupation,
     premium,    property, environmental  or  windfall  profit  tax,  custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax imposed by the United States government or any state, local or foreign government.

     "Transaction Documents" shall mean this Agreement and each document related to this transaction.

                                       ARTICLE 2
                      SALE OF STOCK AND PAYMENT OF PURCHASE PRICE

2.1. Sale and Purchase of the Stock. In reliance on the representations and warranties contained herein and subject to the terms and conditions of this Agreement, Sellers shall sell to the Buyer, and the Buyer shall purchase from Sellers, all of the Stock.

2.2. Purchase Price.
     The Purchase Price for the Stock shall be:
     (a) the Closing Date Net Book Value, less
     (b) the amount of the Accrued Bonus, less
     (c) any prepayment fees that shall be due and payable on account of any of Company's indebtedness under any of the Bank Obligations, less
     (d) the Deferred Tax Credit.

2.3. The Settlement Payment.
     The Settlement Payment, as referred to in Paragraph 2.5 hereof and elsewhere in this Agreement, shall be an amount equal to the difference between: (i) the Initial Payment, as such is defined in paragraph 2.5 hereof; and (ii) the Purchase Price required to be paid by Buyer to Sellers pursuant to Paragraph 2.2 hereof.

2.4. The Settlement Interest.
     The Settlement Interest shall be an amount obtained by accruing interest on the Settlement Payment at a rate per annum equal to the Settlement Interest Rate for the period from the Closing Date, to and including the date upon which the Settlement Payment is made.

2.5.     Payment of the Purchase Price, Settlement Payment and Settlement
         Interest.

     (a) At the Closing, Buyer hereby makes an initial payment to Sellers for the Stock in the amount of three million nine hundred thirty five thousand nine hundred eighty seven dollars ($3,935,987.00) (the "Initial Payment"), representing the adjusted Purchase Price following deductions under paragraph 2.2, and Company shall pay the Accrued Bonus to Freedman. Such payments shall be made by wire transfer of immediately available funds to account designated by Sellers prior to the Closing.

     (b) On the Settlement Date, if any Settlement Payment shall be due after consideration of the formula contained in paragraph 2.3, the Settlement Payment and the Settlement Interest shall be paid, by wire transfer of immediately available funds to an account designated prior to the Settlement Date by the recipient thereof, as follows: (i) if the amount of the Purchase Price required to be paid by Buyer to Sellers for the Stock pursuant to Paragraph 2.2 exceeds the amount of the Initial Payment, Buyer shall pay the Settlement Payment and the Settlement Interest to Sellers; however (ii) if the amount of the Initial Payment exceeds the amount of the Purchase Price, Sellers shall pay the Settlement Payment and the Settlement Interest to Buyer.

                                       ARTICLE 3
                       CLOSING, CLOSING DATE SCHEDULE AND AUDIT

3.1. Closing-General Matters. The closing hereunder (the "Closing") shall occur on June 1, 1994 simultaneously with the execution of this Agreement and shall take place at Buyer's offices at Flying Hills Corporate Center, #6, Reading, Pennsylvania 19607 on the date of this agreement (the "Closing Date"). At the Closing, Buyer shall be under no obligation to purchase any of the Stock unless all the Stock is tendered to it.

3.2. Preparation of Closing Date Schedule and Reviewed Closing Date Schedule.
     (a) As soon as practicable, but in any event within 30 days following the Closing, Sellers shall prepare and deliver the
         Closing  Date  Schedule  to  Buyer  and  KPMG.   The Closing Date
         Schedule (i) shall be prepared from the books and records of Company as of May 31, 1994, (ii) shall be prepared in accordance with and consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet (iii) shall present fairly, in all material respects, the Closing Date Book Value in accordance with methods set forth above, (iv) notwithstanding the provisions of GAAP, shall be prepared in accordance with any
         additional provisions of this agreement.   Notwithstanding any
         provisions of GAAP, the Closing Date Schedule shall be prepared on a going concern basis and shall disregard any modification or adjustment which would reflect Buyer's existing or future plans to modify the business of Company after the Closing.

     (b) Immediately following the preparation and delivery of the Closing Date Schedule, Sellers shall cause KPMG to review the
         Closing Date Schedule.   Such review  shall  be conducted in
         accordance with generally accepted review standards, and shall be sufficient to permit KPMG to prepare a draft special report on the results of its review of the Closing Date Schedule. Such draft special report shall include an unqualified review opinion to the effect that the Closing Date Schedule (i) has been prepared in accordance with and consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet, and (ii) presents fairly, in all material respects, the Closing Date Book Value in accordance with the methods set forth above. Sellers shall use its best efforts to cause KPMG to deliver to Sellers and Buyer its draft special report within 30 days following the receipt by KPMG of the Closing Date Schedule. During the 30 days following the date on which KPMG delivers such draft special report, Sellers and Buyer shall have the opportunity to review such draft special report and during such 30 day period each of Sellers and Buyer will have the right to propose adjustments to the Closing Date Schedule. In the event of any dispute regarding the draft special report of KPMG or any proposed adjustment to the Closing Date Schedule by either Sellers or the Buyer, which Sellers and Buyer cannot resolve within such 30 day period, such dispute shall be resolved in an arbitration by the Selected Accounting Firm and each of the parties shall be bound by such decision of the Selected Accounting Firm. In the event of any disputes, Buyer and Sellers shall each be responsible for one-half of the fees and expenses of the Selected Accounting Firm incurred in connection therewith. Immediately following the resolution of any dispute with respect of the draft special report and the resolution of the disputes
         (if any)  regarding proposed   adjustments   to   the   Closing
         Date   Schedule,   or immediately  following  the  expiration  of
         the 30 day period referred to above if no dispute arises within such period, Sellers shall use its best efforts to cause KPMG to prepare promptly and deliver to Sellers and Buyer the reviewed Closing Date Schedule, together with its special report thereon including, in final form, its opinion to the effect that the reviewed Closing Date Schedule (i) has been prepared in accordance with and consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet, and (ii) presents fairly, in all material respects, the Closing Date Book Value in accordance with the methods set forth above. Notwithstanding any provisions of the methods set forth above, the reviewed Closing Date Schedule shall disregard any modification or adjustment which would reflect Buyer's existing or future plans to modify the business of Company after the Closing.

     (c) Buyer and Sellers shall each be responsible for one-half of all the fees of KPMG and all expenses incurred by such firm in connection with the performance of the tasks outlined in this paragraph 3.2.

     (d) From the date of this Agreement through the Settlement Date, Sellers and Buyer shall each afford to, and shall cause their Affiliates to afford to, the other party and its authorized agents and representatives, reasonable access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice and will furnish any party making such investigation with such financial and operating data and other information with respect to the businesses, properties, assets, books and records of the Company as the party making such investigation shall from time to time reasonably request, with all such information to remain confidential, except to the extent that the disclosure of such information may be legally required.


     3.3. Calculation of Final Deferred Tax Credit. Sellers shall prepare the final 1994 Form 1120S for the short-period year through Closing within two months following the Closing. Sellers shall prepare the calculation of the final Deferred Tax Credit and deliver same to Buyer within 75 days following the Closing.


                                       ARTICLE 4
                                 DELIVERIES AT CLOSING
     4.1.  Sellers's Deliveries.

           At Closing, the Sellers shall deliver
            (A) Certificates representing the Stock, with a stock power attached for each certificate, endorsed in blank.
            (B) Company's corporate minute book and all of the Company's corporate books and records, stock books, corporate seal, books of account, permits, authorizations, licenses, leases, contracts, agreements, securities, files and all other documents, instruments and papers belonging to the Company, unless any of such items are in Company's principal office.
            (C) Written resignations of all directors and officers of the Company except as to those officers and directors set forth on Schedule 4.1.C.

            (D) Full possession and control of all of the assets and property of every kind and nature, tangible and intangible, of the Company and of all other things and matters pertaining to the operation of the business of the Company.
            (E) The opinion letter required by Section 8 (d) hereof substantially in the form of Schedule 4.1.E..
            (F) A statement from Sellers and each officer and director of the Company except as to those officers and directors set forth on Schedule 4.1.C. that each waives or has no claim, as may be appropriate, against the Company set forth as Schedule 4.1.F.
            (G) Any and all other deliveries required to be made pursuant to the terms of this Agreement.
            (H) Execution of the Employment Agreement between Freedman and Company in the form of Schedule 4.1.H.
            (I)  A list of Bank Obligations in the form of Schedule 4.1.I.
            (J) A non-competition agreement between Buyer and Sellers substantially in the form of schedule 4.1.J.

     4.2. Buyer's Deliveries.  At Closing, the Buyer shall deliver to the
          Sellers:
          (A)  The Initial Payment in accordance with paragraph 2.2.
          (B) Any and all other deliveries required to be made pursuant to the terms of this Agreement.


                                       ARTICLE 5
                                Default by the Sellers
     5.1. Sellers acknowledges that the Stock is unique and agrees that if it should fail or refuse to deliver any or all of the Stock, the Buyer may, in addition to any other remedies that it may have at law or pursuant to the terms of this Agreement, invoke any equitable remedies to enforce performance hereunder, including without limitation an action or suit for specific performance.

                                       ARTICLE 6
                     Representations and Warranties of the Sellers
     6.1. As a material inducement to the Buyer to enter into and consummate this Agreement, Sellers represent and warrant to the Buyer as follows:

         (a) Stock Ownership. Sellers own of record and beneficially, 10,000 shares of the outstanding capital stock of the Company which now, and immediately prior to the Closing will consist of all of the outstanding capital stock of the Company, free and clear of all pledges, restrictions on transfer, covenants, tax claims, security interests, liens, charges, encumbrances and other claims of every kind.

         (b) Power and Authority. Sellers have full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Sellers and is a valid and binding obligation of the Sellers enforceable against Sellers in accordance with its terms. The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not at the Closing Date be in conflict with, or result in, or constitute a breach or default of the terms, conditions or provisions of, the Articles or By-Laws of the Company or of any instrument, agreement, mortgage, judgment, order, award or decree or other restriction to which the Sellers or Company is a party or by which the Sellers or Company are bound.

         (c) Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has full corporate power to conduct its business as presently conducted and to own and hold the properties used in connection therewith. The copies of the Company's Articles of Incorporation and all Amendments thereto to date, certified by the Secretary of State of Oregon, and of the Company's By-laws as amended to date, certified by the Company's Secretary, are complete and correct and are attached hereto as
Schedule 6.1.c. Except as set forth on Schedule 6.1.C the Company is not required to be licensed and/or qualified to do business as a foreign corporation in any jurisdiction.

         (d) Capitalization of the Company. The authorized capital stock of the Company consists of 10,000 shares of common stock, $1.00 par value, of which 10,000 shares are issued and outstanding. No other shares of capital stock of the Company are outstanding. All of the Stock has been duly authorized and is validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements, contracts, rights or other obligations of any nature whatsoever (contingent or otherwise) to purchase or otherwise acquire from the Company or from the Sellers any shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company nor is the Stock the subject of a voting trust, voting agreement, shareholder agreement or other similar arrangement.

         (e) omitted.

         (f)  Compliance With Laws and Regulations.  Except as set forth on
Schedule 6.1.f, the Company, its assets (whether owned in fee or leased and including the Leases (hereinafter defined), properties (whether owned in fee or leased), operations (including but not limited to its leasing activities), products, services, business practices, agents and employees and the performance by the parties to the Leases of their respective duties and obligations thereunder, are in full compliance with all applicable federal, state and local governmental laws (including, but not limited to, the Truth-In-Lending Act), regulations and ordinances and all applicable orders, requirements, rules and regulations of all federal, state and local judicial governmental agencies or bodies, other than where noncompliance would or could have a Material Adverse Effect on Company, its assets and/or the conduct of its business. Company holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on the assets, business, financial condition or results of operations of Company. Except as disclosed on Schedule 6.1.f, Company has not received any notification or communication from any Regulatory Authority (i) asserting that Company is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which noncompliance has or could have a Material Adverse Effect on Company: (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Company; (iii) requiring or threatening to require Company, or indicating that Company may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Company, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Company, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence shall be referred to herein as a "Regulatory

Agreement"). Company has not consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Buyer.

         (g) Corporate Actions. All corporate actions of the Company required to be approved by the Board of Directors of Company or its Shareholders have been duly authorized and adopted in accordance with applicable law and its By-laws and charters and have been duly recorded in the corporate minute book.

         (h) Financial Statements of the Company. (a) Schedule 6.1.h.a consists of the audited balance sheet of the Company and the related audited statements of income and retained earnings and changes in financial position of the Company for the fiscal year ended December 31, 1993 and contains the notes and supplementary information thereto; (b) Schedule 6.1.h.b consists of the balance sheet of the Company and the related statements of income and retained earnings and changes in financial position of the Company for the partial current year through April 30, 1994 and contains the notes and supplementary information thereto, all certified by Freedman; (c) Schedule 6.1.h.c consists of the cash flow statment of the Company for the period from January 1, 1994 to April 30, 1994; (d) Schedule 6.1.h.d consists of a written acknowledgement of KMPG that they will deliver copies of any documents from the client file of the Company on request by Buyer at reasonable times at any time after Closing, (said schedules being referred to collectively as the "Financial Statements"). The Financial Statements:
          (i) fairly, accurately and completely present Company's assets, liabilities, and financial position as of the date thereof and the results of its operations for the period then ended; and
          (ii) Schedules 6.1.h.b and 6.1.h.c have been prepared in accordance with and consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet, applied on a consistent basis. Any significant items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the financial statements.
          (iii) Schedules 6.1.h.b and 6.1.h.c set forth appropriate monthly accruals up to the closing date, including but not limited to the accrual of the Accrued Bonus.
          (iv) Schedules 6.1.h.b and 6.1.h.c employ the same practices and procedures in the Financial Statement set forth on Schedule 6.1.h.b as those employed in Schedule 6.1.h.a, except that the practices employed with regard to Schedule 6.1.h.b shall only contain footnotes if material changes have occurred with regard to matters subject of footnotes contained on Schedule 6.1.h.a.

         (i)  Accounts Receivable   All accounts receivable and other
receivables or amounts owed by any person to the Company, other than Leases (collectively, the "Receivables") reflected on the Financial Statements and Receivables acquired by the Company arising subsequent to such date are bona fide and have been acquired or have arisen only in the ordinary course of business engaged in by Company. Sellers warrants that, all such Receivables
(i) are not at this time subject of actual or threatened legal proceedings,
(ii) are free of any, and subject to no, offsets or counterclaims, (iii) are reported in a manner consistent with the reporting of Accounts Receivable in the Financial Statement set forth on Schedule 6.1.h.a.

         (j) Title to Assets. Except as set forth on Schedule 6.1.j, (i) the Company owns outright and has good and unencumbered marketable title to or valid leasehold interests in all assets and properties owned or used by it in its business or reflected on the Financial Statements or acquired subsequent to the date thereof (including but not limited to the Leases (hereinafter defined) and any and all property covered by the Leases) (except for assets disposed of in the ordinary course of business since April 30, 1994, which shall not constitute a material amount of assets), free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other liens or encumbrances of any nature whatsoever and (ii) all assets used or owned by the Company in its business are reflected on the Financial Statements. A list, complete and accurate in all respects, of all marketable securities, furniture, fixtures and equipment held, owned or used by the Company as of the date hereof is also set forth on Schedule 6.1.j.1.

         (k) Leases. With respect to any and all leases it has entered into as a lessor which have not been charged off and which comprise the Net Investment in Direct Finance Leases item in the Financial Statements (the "Leases"):
         (i)  Company is not in default under any of such Leases,
         (ii) Except as is set forth on the delinquency schedule attached as
Schedule 6.1.k.ii, none of the lessees with respect to the Leases are in default, and no condition, event, state of facts or circumstances exist which,
              (A) with notice or lapse of time or both, would constitute an event of default by Company under the Leases, or
              (B) would cause an event of default under the terms of such Leases by any lessee under such Leases,
         (iii) all of the Leases represent transactions which occurred in the ordinary course of Company's business,
         (iv) all of the Leases are evidenced by written agreements, and there are no understandings, agreements, undertakings or arrangements between Company and the lessees under such Leases which are not set forth in such Leases,
         (v) no payments required to be made under the Leases have been paid, at the request or suggestion of Company or Sellers, more than 60 days in advance of the due dates thereof,
         (vi) the payments under such Leases have not been assigned, pledged or otherwise hypothecated by Company, other than as set forth on Schedule 6.1.k.vi.
         (vii) Company has not acted, or failed to act, in a manner which would alter or reduce any of Company's rights or benefits under any manufacturers' or vendors' warranties or guarantees relating to equipment covered by the Leases, and
         (viii) the Company has properly prepared and filed financing statement covering all Property subject of the Leases necessary to duly perfect a first lien security interest.
         (ix) The Leases (and any related guarantees) shall be and will continue to be after Closing, valid, binding and enforceable non-cancelable obligations of the lessees thereunder (and guarantors thereof) in accordance with their terms, each of which lessees and guarantors shall be a bona fide party thereto, having legal capacity to contract;
         (x) The Leases will not at the time of Closing, nor at any time after Closing, be subject to any offset, defense or counterclaim by the lessee thereunder;
         (xi) The Leases, their form, provisions, and execution and any related documentation, including but not limited to any guarantees executed in connection with each such transaction, shall be enforceable and in compliance with all applicable state and federal laws and regulations affecting the same, including all laws relating to usury;

         (xii) The signatures of the parties to the Leases, and in any guaranty thereof, and in all other related documentation, shall be genuine in all respects;
         (xiii) The Property subject of the Leases and described therein will have been delivered to the lessee thereunder, and accepted by the lessee.
         (xiv) All statements of fact to be contained in the Leases shall be true and correct (including but not limited to the description and serial number of equipment, location of equipment, payment amounts, number of payments due, and dates of payments) with the terms of the Leases as stated in such Leases and representations contained therein being in all respects true, correct and substantially complete.
         (xv) Except to the extent of liens granted lending institutions set forth on Schedule 6.1.j, Company shall have absolute, complete and indefeasible title to the Property (or a duly perfected first-lien security interest in the Property), Leases, and all sums due thereon, free and clear of any and all liens, encumbrances and security interests, and/or claims of any person; the Supplier/vendor of said Property shall have received payment in full for said Property prior to Closing by Company; and if a purchase option exists on account of the Lease, Company is the owner of the option, whether Company is the original lessor, or assignee of the original lessor;
         (xvi) Except as is disclosed on schedule 6.1.t, no dispute with, or claim by, any lessee shall exist or be threatened in writing as of the date of Closing;
         (xvii) That all documentation is complete and correct with regard to each Lease, and no other instrument or agreement with regard to the Leases, or equipment subject thereof, written or oral, shall have been entered into between any lessee and Company in connection with the same transaction to which any such Leases pertains, and that each Lease and all related documentation thereto, (including but not limited to financing statements and guarantees, acknowledgments of acceptance of delivery by the lessee, or applicable schedules, and landlord waivers and consents), is complete at the time of Closing;
         (xviii) Company shall not be in default with regard to payment of any sales, personal property, franchise, intangible, stamp or other taxes or fees due or owing to the state of origination of the Leases, or any political subdivision thereof, as of the date of Closing adequate accruals have been effected on the books of Company in accordance with and consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet, representing any such unpaid taxes;
         (xix) Except as is disclosed on schedule 6.1.k.xix, no Lease and/or equipment subject thereof shall be the subject of any actual or threatened (which threat shall be written) bankruptcy or other legal or administrative proceedings, or shall have been referred to a collection agency or an attorney whether Company is defendant or plaintiff, including any stage of litigation commencing with any written notification from any attorney or agency advising of any legal problem, through final judgment, and no lessee under any Lease (or any guarantor thereunder) shall have discontinued its normal operations;
         (xx) All Leases shall be business obligations of the respective lessee thereunder and shall not constitute or be deemed to be a "consumer transaction" under any applicable state or federal law or regulation;
         (xxi) In the six months immediately prior to Closing, all Leases have had payments made only by the party who is the named contractual customer thereunder;

         (xxii) Except as is disclosed on schedule 6.1.k.xxii, no Lease shall constitute a sale-leaseback or inventory financing transaction with the lessee;
         (xxiii) No Lease or related transaction is the subject of a fraudulent scheme by the lessee, any guarantor thereof, or by the supplier of the equipment;
         (xxiv) Except as is set forth on Schedule 6.1.k.xxiv, each Lease shall represent the original agreement reached between the lessee and Company and is not an amendment to the original agreement, or a refinancing by the Customer under the terms of said Lease;

Schedule 6.1.k-1 shall (i) contain all forms of lease and related documentation in Leases in which Company is a party, or Leases assigned to Company and of which Company is the holder, relating to active Leases as of the Closing Date and (ii) list, and describe in reasonable detail, all of the Leases and any other leasing arrangements or transactions which the Company has either entered into or been committed to enter into, other than in the ordinary course of its business as heretofore conducted.
         (l) Condition of Assets. Except as set forth in Schedule 6.1.l all machinery, equipment, furniture, improvements, vehicles or other items owned or used by the Company in its business, whether or not covered by Leases, is, in good condition and repair (ordinary wear and tear excepted), contains no latent defects and is usable in the ordinary course of Company's business as heretofore conducted.
         (m) Copyrights, Patents, Etc. Except as set forth on Schedule 6.1.m Company neither owns, uses nor infringes upon any licenses, copyrights, patents, trademarks, trade names or service marks either registered or at common law. The Company will be, absent any action by or caused by Buyer, entitled to continued use of the name "American Capital Leasing Corporation" (and any logos or symbols related thereto) in its business and any advertising related thereto. Schedule 6.1.m. contains a true and correct list of all proprietary software developed and used by the Company in the conduct of its operations ("Software"). Except as set forth on Schedule 6.1.m, (i) the Company is the sole and exclusive owner and has the sole and exclusive right to use, copy, sell, transfer, license and sublicense the Software and (ii) possession, use, lease or license to thierd parties or sale of the Software by the Company does not and will not violate or infringe upon any patent, copyright, trade secret or other property right of any third party. Except as disclosed on Schedule 6.1.m, no person other than the Company has the right to use, copy, sell, transfer, license and sublicense any of the Software. Except as disclosed on Schedule 6.1.m, the Company has the exclusive right, which is non-terminable and not subject to expiration, to use and modify the Software without valid, legal claim by, or payment or other obligation to, others.
         (n) Absence of Certain Events. The Company has not since December 31, 1993: (i) amended its Articles of Incorporation or By-laws; (ii) changed, reclassified, or recapitalized its authorized capital stock or issued, sold, purchased, redeemed, or otherwise acquired, or issued any rights to subscribe for or warrants to purchase, or entered into any agreement, commitment or obligation (including, without limitation, any convertible securities) to issue, sell, purchase, redeem or otherwise acquire, any shares of its capital stock, or made any declaration or any payment or distribution of any dividend or other distribution with respect to its capital stock; (iii) merged or consolidated with any other corporation or entered into any agreement to do so; (iv) incurred or become subject to any liabilities absolute, contingent or otherwise other than liabilities incurred in the ordinary course of its business consistent with past practice and which have not been and are not materially adverse to the general affairs, business, properties, financial position. results of operations or net worth of the Company, or paid any liabilities other than in the ordinary course of business, or failed to pay or discharge when due, any liabilities; (v) other than in the ordinary course of its business as heretofore conducted, created, incurred, assumed-or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other lien or encumbrance of any nature whatsoever, any of its assets or properties, other than the liens, if any, of current taxes now due and payable; (vi) changed any of the accounting principles followed by it or the methods of applying such principles; (vii) entered into any transaction other than in the ordinary course of business consistent with past practice;
(viii) engaged in any transaction with any party which was not made on an arm's length basis; (ix) varied insurance coverage; (x) other than in the ordinary course of business as heretofore conducted, entered into, materially amended or terminated any material contract, agreement, franchise, permit or license or (xii) suffered any material casualty affecting the Company or material loss, damage, or destruction to any of its properties.
         (o) Adverse Changes. Since December 31, 1993, there have not been any Material Adverse Changes, either individually or in the aggregate, in the general internal affairs, business, properties, financial position, results of operations, or net worth of the Company; the business affairs of the Company have since such date been conducted in the same manner as theretofore conducted and in the usual and ordinary course; after the close of business on such date no transaction has taken place or material contract entered into other than in the usual and ordinary course of business or as will be described in Schedule 6.1..o and specifically, without limitation of the foregoing, except in the usual and ordinary course of business or as will be described in Schedule 6.1.o no material sales, orders, removals or deliveries of inventory, machinery, fixtures or other tangible or intangible assets of any nature have been made since December 31, 1993 by the Company.
         (p) Company Indebtedness and Other Obligations. With respect to any and all Company indebtedness and other obligations (i) the Company is not in default with respect to, or delinquent in the performance or payment of, any of its indebtedness liabilities and duties and has made all payments and performed all obligations with respect thereto as and when due, (ii) no condition, event, state of facts or circumstance within Sellers's control exists which, with notice or lapse of time or both, would constitute an event of default by Company with respect to such indebtedness, (iii) no condition, event, state of facts or circumstances exists which, with notice of lapse of time or both, would constitute an event of default by Company with respect to such indebtedness, and (iv) the sole Company indebtedness is the indebtedness under the Bank Obligations (other than accounts payable and taxes, as are set forth on the Financial Statements), which indebtedness is evidenced by documentation setting forth the entire understanding of Company and the applicable holder of the Bank Obligations; Schedule 6.1.p.iv contains a listing of all loan and related documentation relating to Bank Obligations together with the amount of money owed to the lender, with copies of all such loan documentation having been previously delivered to Buyer, (v) all approved, but unclosed leases on which documentation has been forwarded to the lessee, but has not been returned are set forth on Schedule 6.1.p.v together with the name and address of the prospective Lessee, amount of approved credit, nature of equipment and projected time prior to closing. (vi) all approved, but unclosed leases on which documentation has not been prepared and forwarded to the lessee are set forth on Schedule 6.1.p.vi together with the name and address of the prospective Lessee, amount of approved credit, nature of equipment and projected time prior to closing, (vii) all persons who have received rate quotes, but who have not been approved as credits are set forth on Schedule 6.1.p.vii together with the name and address of the prospective applicant, nature of equipment and time and rate of the quote.
         (q) Unreflected Liabilities. There is no circumstance or condition which in accordance with GAAP might give rise to any liability or "loss contingency" to the Company of any kind or nature whatsoever which in accordance with GAAP will not be timely reflected or specifically disclosed in the Financial Statements, except for an estimated schedule of unbilled personal property taxes, contained on Schedule 6.1.q.
         (r) Taxes. All foreign, federal, state, local and other tax returns (including information reporting) relating to the Company required by law to be filed have been timely and properly filed for all periods on or before the due dates of such return; and all tax liabilities relating to the Company regarding all federal, state and local Taxes (including without limitation taxes based upon or measured by, in whole or in part, net income, taxes on properties, franchises, licenses, sales, employment and payroll) have been paid in full or are subject of provisions made and reserved that are reasonably sufficient in the Financial Statements for all Taxes of every kind, if any, shown to be due by said returns together with all penalties, interest and related charges and fees, whether or not disputed, shown to be due in connection therewith. Neither the Company, nor any consolidated group of corporations which the Company is a member has any federal tax deficiency with respect to any tax period or any federal tax liability with respect to taxes or penalties and interest thereon (as above), or related charges and fees, whether or not assessed, which will not be timely and adequately provided for in the tax accrual reserves in the Financial Statements, except current and deferred taxes pertaining to income earned after the date of the most recent Financial Statements normally accrued in the current and deferred tax reserves in the usual and ordinary course of business in accordance with and consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, shall be prepared in accordance with and consistent with accounting practices used in the preparation of internally prepared financial statements of the Company, prepared in accordance with GAAP (except for the recognition of finance income by the Sum of the Months Digits Method instead of simple interest method) and prepared in the same manner as the December 31, 1993 Balance Sheet and specifically stated on the Financial Statements. There is otherwise no claim or liability pending or that has been assessed, asserted or threatened against Company in connection with any Taxes. Sellers warrant that there is no deficiency owing to any state Regulatory Authority. Further, estimated Deferred Taxes are set forth on Schedule 6.1.r.i, subject to post-closing adjustments.

     There are not in effect any waivers of statutes of limitations or deadlines for assessments by the Company. The Company has duly made all deposits required by law to be made with respect to employees' withholding taxes. Company elected to be taxed as an S corporation under Section 1362 of the Internal Revenue Code of 1986, as amended, effective with respect to its taxable year beginning on 1989. Such election has not been terminated, voluntarily or involuntarily, and will remain in force until Closing. Company has also qualified to be taxed as an S corporation under the income tax laws of each of the states set forth on Schedule 6.1.r.ii, effective from and after the date specified thereon. Such elections have not been terminated, voluntarily or involuntarily, and will remain in force until Closing. No Federal or state taxing authority has challenged the validity of Company's status as an S corporation under any such elections.

     Company has not filed and is not otherwise covered by any consent under
Section 341(f) of the Code relating to collapsible corporations. Company has maintained proper financial records for foreign, federal, state and local tax purposes. Set forth on Schedule 6.1.r.iii is a description of the status of any Internal Revenue Service, or any foreign, state or local, tax audits, tax years open, as well as a discussion of any carryover audit issues from any prior audit by any taxing authority. Except as set forth on Schedule 6.1.r.iv, no consent extending the statute of limitations has been filed by Company with respect to any tax liability for any year with any foreign, federal, state or local taxing authority. Sellers will promptly notify

Purchaser of all tax controversies, proposed adjustments, adjustments and any other tax matters relating to or affecting any tax period prior to the Closing. Sellers have notified Buyer of all tax elections in effect as of the date of this Agreement relating to or affecting it.

         (s) Insurance. Schedule 6.1.s contains a true and complete schedule of all policies or binders of insurance held by or on behalf of the Company (other than insurance carried by lessees under the Leases) relating to its business or operations or any of its assets, properties, employees or agents specifying the insurer, the amount of the coverage, the type of the insurance, and the policy number, if any. The premiums for the policies have been paid as they become due and payable and such policies and binders (i) are in full force and effect, (ii) are valid, binding and enforceable in accordance with their terms, and (iii) provide adequate coverage for all risks normally insured against. Company has not received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

         (t) Legal Proceedings. Except as set forth on Schedule 6.1.t, Company is not a party to any, and there are no pending or threatened (in writing) or approved legal, administrative, arbitration or other proceedings (at law or in equity), claims, disputes, actions or governmental investigations or inquiries of any nature (i) against Company and\or Sellers,
(ii) to which Company's and/or Sellers's assets are subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Company and/or Sellers to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to materially and adversely affect the assets, business, financial condition or results of operations of Company, before or by any court or governmental or self-regulatory agency or body, domestic or foreign, or before an arbitrator of any kind. In all suits to which Company is a party set forth on Schedule 6.1.t, the basis of compensation of counsel is set forth, whether on a contingency basis or hourly, together with the specific arrangement agreed to. Sellers warrants that as to all of the attorneys and collection agencies set forth on Schedule 6.1.t, all fees for services performed and costs incurred to the date of Closing are paid in full (or subject of an accrual on the books of Company reflecting such fees for services performed and costs incurred as of the Closing Date.)
         (u) Officers and Directors, Employees, Powers of Attorney and Certain Authorized Persons. Schedule 6.1.u sets forth a list, complete and accurate in all respects, of:
          (i) The names of all directors and the names and offices of all officers of the Company.
          (ii) The names, addresses and current annual salary or hourly rates or other basis for compensation for all present directors, officers and other employees or agents of the Company together with a statement of the full amount of any bonuses, commissions, profit sharing or other remuneration paid directly to each such person during their employment with the Company and the basis therefor, and such other information as shall be necessary for the Buyer to prepare form 1099's and W-2 forms for said persons, as applicable.
          (iii) All safes, vaults, and safe deposit boxes maintained by or on behalf of the Company or in which its property is held and the names of all persons authorized to have access thereto.

          (iv) All bank accounts of the Company and the names of all persons who are authorized signatories with respect to such accounts, the capacities ln which they are authorized, and the terms of their authorizations.
          (v) Insurance policies on the lives of any such officers, directors or employees, the premiums of which are paid or contributed by the Company.
          (vi) The names of all persons to whom the Company has granted a power of attorney or similar power.
          (v) Contracts and Commitments. Except as set forth on Schedule 6.1.v the Company is not party to any written or oral:
               (i) Contract (as "contract" is hereinafter defined) with any present or former shareholder, director, officer or employee of or consultant to the Company, including but not limited to any employment, consulting or severance contract or arrangement with any officer, director or employee of Company, except for "at will" arrangements.
               (ii) Any Benefit Plan for or with the officers, directors or employees of Company.
               (iii) Any Contract or contracts with a lessee or customer of Company, including without limitation any outstanding written or oral quotations, bids, proposals, undertakings or understandings to perform services or sell or lease goods other than the Leases.
            (iv) Lease under which the Company is either the lessor or lessee (other than the Leases and the Office Premises Lease).
            (v) Contract (including without limitation any note, debenture, bond, conditional sale, letter of credit agreement or loan agreement) for the borrowing or lending of money (including without limitation loans to or from officers, directors or shareholders of the Company or any affiliates or members of their immediate families), for a line of credit,(other than the Bank Obligations) or for a guarantee, pledge or undertaking with respect to indebtedness of any other person, unless entered into with respect to the Leases in the ordinary course of business as heretofore conducted.
            (vi) Contract for any capital expenditure to be made by the Company, or services or goods which are to be provided to the Company in its business operations other than as is disclosed on Schedule 6.1.v.vi (which contracts shall not include contracts that are cancellable upon thirty (30) days written notice without penatlty or do not amount to expenditures in the aggregate amount for any such excluded contracts in excess of $5,000 in any year).
          (vii) Contract limiting or restraining the Company from engaging in any line(s) of business or affecting the Company's ability to conduct their business in the manner in which they are presently conducting the same.
          (viii) Contract or contracts for the future purchase of or payment for supplies or products or for the performance of services by a third party, including any remarketing and/or agreement with any supplier of leased equipment, other than as disclosed on Schedule 6.1.v.viii.
     As used in this Section 6, the term "contract" includes any mortgage, indenture, agreement, contract, commitment, lease, or other arrangement or understanding, whether oral or written or arising pursuant to custom or usage. Except as set forth on 6.1.v.1, regarding employment contracts, benefit plans, etc., and noted on any applicable schedules, all contracts and commitments set forth above are now in full force and effect, will be in full force and effect on the Closing Date and the consummation of the transactions provided for herein will not cause a breach or termination thereof, and no party to any such contract will have the right to terminate any or all of the provisions of any such contract as a result of the transactions contemplated by this Agreement. Except as otherwise described in Schedule 6.1.v.b, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Company is a party or under which Company may be liable
(i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder;
(ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of Company; (iii) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (iv) requires Company to provide a benefit in the form of Company common stock or determined by reference to the value of Company Common Stock. In any event, Sellers agrees that Company and Buyer shall not be responsible for any claims of employees of the Company relating to employment on or prior to Closing Date or any of the foregoing matters, except for claims which have accrued prior to Closing and are set forth on
Schedule 6.1.v.b.2
         (w) Employee Benefit Plans and Arrangements- ERISA. Company has previously delivered to Buyer true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) maintained by the Company or in which the Company is a participating employer in, for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Company, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute qualified plans under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Company nor any, pension plan maintained by Company or in which the Company is a participating employer, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. Company has not incurred any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multiemployer plan or ERISA Sections 4063 or 4064 for a withdrawl or termination of a single employer plan under multiple controlled group. All "employee benefit plans", as defined in ERISA Section 3(3), comply in all material respects with ERISA. Except as disclosed on Schedule 6.1.w, Company has no liability (absolute, contingent or otherwise) under any such plan which is not reflected or disclosed on the Company's Financial Statements. Except as disclosed on
Schedule 6.1.w, no prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 or under the IRC and not exempt under ERISA
Section 408) has occurred with respect to any employee benefit plan maintained by Company that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or ERISA section 502 (i). Company provides continuation coverage under group health plans for separating employees, if any, in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act in all material respects. The Sellers have previously delivered to Buyer true, correct and complete copies of the Company Plans, related agreements, and any and all amendments to any of the foregoing.The Company will, prior to Closing, withdraw as a participating employer from the employee pension benefit plans and 401 k Plan (including the Company Plans) in which Company participates in accordance with such Plans. If this withdrawl constitutes a partial termination or withdrawl of the Company from the employee pension benefit plans and 401 k Plan (including the Company Plans) as it affects the employees of the Company, then their interest in the Company Plans shall become fully vested and non-forfeitable upon completion of the sale of the Stock. Sellers warrant that (i)all agreements with employees of the Company respecting pension plans, health care plans and all other agreements relating to any other benefits shall be terminated as of the date of the Closing; (ii) that Buyer shall have no liability under any of such agreements, or as a result of the partial termination of the Company Plans, and that Company shall have no such responsibility or liability except as regards claims that have accrued prior to Closing and are set forth on Schedule 6.1.w and will be reflected on the Financial Statements produced pursuant to paragraph 6.1.h;(iii) that Company has effected all notifications to which said employees are entitled under ERISA, COBRA, all applicable laws and other plans and agreements; (iv) that Sellers shall assume all responsibility regarding such matters; and (v) that no employee shall have any claim against Company and/or Buyer arising out of such termination or withdrawl, or in connection with or contemplation of the transactions described in this Agreement. In addition, Sellers warrants that the rights of all such officers, directors or employees of the Company have been terminated under any Benefit Plan as of Closing; that all applicable notices having been forwarded prior to Closing; Sellers further warrant they will cause the notices sent respecting such Benefit Plans to comply with ERISA and all applicable laws in connection with such termination, and that Company and Buyer shall have no obligations other than required under ERISA to said officers, directors or employees under such Benefit Plan as a result of Sellers's actions.
         (x) Labor Unions. Company is not a party to any collective bargaining agreement, no employees of the Company are represented by any union or other labor organization, there are no labor disputes to which the Company is a party, and the Company has not received notice from any union or employee setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.
         (y) Transactions with Affiliates. Except as set forth on Schedule 6.1.y neither the Sellers nor any other director or officer of the Company owns or during the last two years has owned, directly or indirectly, or has, or during the last two years has had, an ownership interest in any business, corporate or otherwise, (i) which is a party to, or in any property which is the subject of, direct or indirect business arrangements or relationships of any kind with the Company (ii) which is a competitor or potential competitor of Company (other than equipment purchased from Sid Tool Company for purposes of leasing such equipment in the normal course of business or ownership by either Seller of no more than five per cent (5%) of the outstanding stock of any publicly traded company). The Company has no presently outstanding loans or advances to the Sellers or to any other director, officer or employee of the Company.
         (z) Real Property Leases. The sole premises used by Company is covered by the Office Premises Lease, which is an oral month to month lease, the terms of which shall be described on Schedule 6.1.z Such lease creates a valid and enforceable leasehold in accordance with such terms and (i) neither Company, nor the landlord in default thereunder, (ii) any options to renew such lease, to the extent such exists under an oral month to month lease, will be available to Company, as appropriate, on the Closing Date.
         (aa) Brokers and Finders.  Except for John H. Giddens and
Associates, neither Sellers, Company nor any directors, employees or agents, of Sellers and/or Company has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement. Sellers agree that they shall be responsible for all broker fees or commissions incurred by Sellers or the Company in connection with the transactions contemplated by this Agreement, and that such fees will not be paid by the Company, or accrued on the books and records of the Company.
         (bb) Environmental Matters. Neither Company nor any properties owned or operated by Company has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Company, threatened relating to the liability of any property owned or operated by Company under any Environmental Law.

                                       ARTICLE 7
                      Representations and Warranties of the Buyer
     7.1. The Buyer represents and warrants to the Sellers as follows:
         (a) Power and Authority. The Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms. The execution and delivery of this Agreement by the Buyer and the performance by the Buyer of its obligations hereunder will not at the Closing Date be in conflict with the Articles or Bylaws of Buyer, or result in, or constitute a breach or default of the terms, conditions or provisions of any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Buyer is a party or by which the Buyer is bound.
         (b) Buyer is acquiring the Stock for its own account for investment and with no present view to any distribution thereof within the meaning of the Securities Act of 1933.
         (c) Buyer agrees that it shall be responsible for all broker fees or commissions incurred in connection with any person engaged by Buyer as a broker in connection with the transactions contemplated by this Agreement, and that such fees will not be paid by the Company, or accrued on the books and records of the Company and will not be the responsibility of Sellers.

                                       ARTICLE 8
                    Conditions Precedent to the Buyer's Obligations
     8.1. All obligations of the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:
         (a) Representations and Warranties True at Closing. The Sellers's representations and warranties contained in this Agreement or in any written document delivered to Buyer pursuant hereto (including, but not limited to, the Exhibits and Schedules) shall be accurate and true in all respects on and as of the Closing Date.
         (b) Performance of Covenants and Agreements. The Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Sellers prior to or at Closing.
         (c) Opinion of Counsel. Buyer shall have been furnished with the opinion of Rosenmann & Colin, Esquires, counsel to Sellers, dated the Closing Date and in the form of Schedule 4.1.E attached hereto.
         (e) Execution and Delivery of Employment Agreement. Howard Freedman shall have executed and delivered to the Buyer an employment agreement in the form of Schedule 4.2.H.
         (f) Deliveries. The Sellers shall have made all deliveries required to be made by him pursuant to the terms of this Agreement.

                                       ARTICLE 9
                   Conditions Precedent to the Sellers's Obligations
     9.1. All obligations of the Sellers under this Agreement are subject to the fulfillment prior to or at the Closing, of each of the following conditions:
         (a) Representations and Warranties True at Closing. The Buyer's representations and warranties contained in this Agreement shall be true in all respects at the Closing Date as though such representations and warranties were made again at such time.
         (b) Performance of Covenants and Agreements. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer prior to or at Closing.
         (c) Deliveries. The Buyer shall have made all deliveries required to be made by them pursuant to the terms of this Agreement.

                                      ARTICLE 10
                              COVENANTS,INDEMNIFICATIONS
     10.1. Tax Matters.
           a) General. Sellers shall use their best efforts to provide Buyer with appropriate tax and accounting workpapers necessary to file on a timely basis any and all federal, state and local tax returns of the Company that shall come due subsequent to the Closing. Buyer must obtain the consent of Sellers with regard to any agreement with any taxing jurisdiction to extend the Statute of Limitations, to agree to proposed audit adjustments or determinations for any tax periods prior to and including the Closing Date. Such consent will not be unreasonably withheld. In addition Sellers, at their own expense, reserve the right to participate in any tax examination, including any and all discussions and conferences with respect to tax examinations for all periods up to and including the date of Closing. Buyer agrees to provide Sellers with notice ofthe occurrence of any audit. Sellers also reserve the right to be involved with responding to inquiries from tax authorities that may impact the liability for those periods. Failure to notify Sellers of the occurrence of the audit will be cause for damages to the extent that Sellers can demonstrate actual damages incurred as a result of such failure.

           b). Purchase Accounting Entries. Sellers acknowledge that Buyer shall make an accounting entry reflecting purchase accounting, and that these will be included in the May 31, 1994 general ledger of the Company, regarding a change in allowance for bad debts, which change shall not be considered in determining the Closing Date Book Value. It is further agreed that Sellers shall prepare the final short form federal tax return of the Company and shall permit Buyer a reasonable time to review and approve said return prior to filing (which approval shall not be unreasonably withheld). It is further agreed that Sellers shall prepare any final short form state tax return of the Company and shall permit Buyer a reasonable time to review and approve said returns prior to filing (which approval shall not be unreasonably withheld). The parties agree to cooperate in all such matters following Closing and each agrees to allow reasonable access to their books and records to the other party to effect this provision.

     10.2.  Actions Post Closing.
     Sellers shall immediately take all steps necessary to terminate the Company's status as a participating employer in the Company Plans and any and all other Benefit Plans maintained by the controlled group of corporations of which the Company is a member, and to terminate any and all other Benefit Plans maintained by the Company, including making all filings necessary thereto. In addition, Buyer shall grant Sellers reasonable access to the books and records of Company to the extent necessary for preparation of tax returns and audits regarding matters prior to Closing. Buyer shall provide Sellers with access to or copies of such documents and such other cooperation as may be necessary thereto. Sellers shall bear all filing fees and legal, accounting, actuarial and other expenses in connection with all of the foregoing actions.

     10.3. Sellers's Purchase of Leases.
     Under certain circumstances, Sellers agrees to purchase Leases from Company following the Closing in those instances where warranties, agreements, representations and covenants with regard to any such Leases are breached. Sellers are not, by this provision, accepting credit risks with regard to any Leases. Without limiting the amount of indemnification to which Buyer may be entitled under section 10.4 hereof, in the event that any agreements, representations, warranties, and covenants made by Sellers herein contained shall be or become untrue or unperformed with respect to any Leases, and further that such occurrence shall cause the loss of Buyer under the Lease (or underlying guaranty or other instrument), then, (in addition to all payment obligations with regard to indemnification that Sellers shall have to Buyer) Sellers shall, upon ten (10) days' written notice from Buyer, purchase such Leases and take assignment of each such Lease and any rights held by Buyer in the Property, at a purchase price determined by multiplying the sum of (i) the book value of the Lease at that time as shown on the books and records of the Buyer (as book value is determined consistent with accounting procedures formerly employed by Company in determining book value prior to Closing, plus
(ii) any amount charged off by Buyer with respect to that Lease if said Lease has no value on the books and records of the Buyer at that time, times a factor of one hundred eight and seventy one hundredths per cent (108.71%) (the "Assignment Price"). Concurrently with the receipt of the Assignment Price, Buyer shall assign the subject Lease to Sellers along with any and all related documentation including Buyer's interest in the property covered by the Lease and any security deposit, and shall release its interest upon assignment. In any event, even if the Sellers shall not be obligated to purchase a contract under the above described circumstances where such that agreements, representations, warranties, and covenants made by Sellers herein contained shall be or become untrue or unperformed with respect to such Lease, Sellers agree to indemnify Buyer in the amount of the fair market value of the subject Equipment in the event that the Equipment is not able to be recovered as a result of such breach. In no event shall Seller be obligated to purchase a Lease or otherwise pay funds until the aggregate book value of Leases which would be subject of this repurchase obligation plus all indemnity payments required to be paid under section 10.3 shall exceed the aggregate sum of $50,000, then in such event only to the extent that such amount shall exceed $50,000.

     10.4.   Indemnification
     (a) The Sellers shall indemnify the Buyer and hold harmless Buyer and each of its directors, officers, employees and agents from and against any and all Damages of any kind or character, arising out of or in any manner relating or attributable to:
     (A) any breach of this Agreement by Sellers, or failure of any representation or warranty of the Sellers contained in this Agreement, the Exhibits and/or Schedules hereto or in any certificate, instrument document or agreement executed by the Sellers in connection with this Agreement, and/or
     (B) the employment of or termination (or constructive termination) of employment of any employees, officers and directors of the Company in connection with or contemplation of the transactions described in this agreement (except for claims accruing subsequent to Closing and specifically arising out of the engagement of such employees, officers and directors by Buyer), including but not limited to all claims
     (i)arising from failure to notify any employee regarding rights under COBRA, ERISA, or (ii) arising from or attributable to the termination of any Benefit Plans, or termination of the rights of any employees, officers and directors to participate in any Benefit Plans, or termination of the Company's status as a participating employer in any Benefit Plan, including the Company Plans or (iii) arising from any agreement (disclosed to Buyer prior to Closing) between any such employee, officer or directors and Company, unless the breach of such agreement shall occur subsequent to Closing or (iv) arising from any other statute or regulation governing such employees, officers and directors and any other matter related to the employment or termination (or constructive termination) of employment of any employee of the Company, unless the breach of such statute or regulation shall occur, or such matter shall otherwise arise, subsequent to Closing; and/or
     (C) any failure by the Sellers to perform or comply in full with any covenant or agreement to be performed by the Sellers under this Agreement or any other agreement or document executed by the Sellers in connection with this Agreement including tax liability; and/or
     (D) any claim for a broker's fee or finder's fee brought against Buyer, or any affiliate thereof, officer, director and/or employee thereof arising from Sellers actions.

     (b) The Buyer shall indemnify the Sellers and hold harmless Sellers and each of their employees and agents from and against any and all Damages of any kind or character, arising out of or in any manner relating or attributable to:
     (A) any breach of this Agreement by Buyer, or failure of any representation or warranty of the Buyer contained in this Agreement or in any certificate, instrument document or agreement executed by the Buyer in connection with this Agreement,(including any failure to satisfy the Bank Obligations at Closing) and/or
     (B)the claims from any employees, officers and directors of Company accruing following Closing specifically arising out of the employment of such employees, officers and directors as employees.); and/or
     (C) any failure by the Buyer to perform or comply in full with any covenant or agreement to be performed by the Buyer under this Agreement or any other agreement or document executed by the Buyer in connection with this Agreement.

     10.5 Indemnification Procedures.
     Any amount which is required to be paid by the Indemnitor to any indemnified party, including any reimbursement to which the indemnified party is entitled, shall be paid promptly. For the purposes of administering the indemnification provisions of this Paragraph 10.5, the following procedures shall apply from and after the Closing Date:

     (i) Each indemnified party shall notify the Indemnitor of any Indemnification Event in writing within 15 days following the receipt of notice of the commencement of any action or proceeding (including any tax audit) or within 30 days of (A) the assertion of any claim against such indemnified party or (B) the discovery by such indemnified party of any loss, giving rise to indemnity pursuant to this Paragraph 10.5 (any 15 or 30 day notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an amended Indemnification Event, from the first day such claim is amended to include any claim which is an Indemnification Event hereunder) and shall indicate in such notification  whether  such  indemnified  party  is requesting
indemnification   with   respect   to   such Indemnification Event and the
amount of indemnification initially  anticipated.   The  failure  to  give
notice as required by this subparagraph 10.5(i) in a timely fashion shall not result in a waiver of any right to indemnification hereunder, except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is adversely affected by the failure of the indemnified party to give notice in a timely fashion as required by this subparagraph 10.5(i).

     (ii) The Indemnitor shall be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding (including any tax audit), or to participate in any negotiations or proceedings to settle or otherwise eliminate any claim; provided, however, that in the event the Indemnitor assumes any such defense or settlement or any such negotiations, it
shall pursue such defense,  settlement or negotiations  in good faith.   If
the Indemnitor fails to elect in writing within 10 business days of the notification referred to above to assume the defense, settlement or negotiations, the indemnified party may engage counsel to defend, settle or otherwise dispose of such action or proceeding, which counsel shall be reasonably satisfactory to the Indemnitor.

     (iii) In cases where the Indemnitor has assumed the defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its  own  choosing, which  counsel  shall  be  reasonably  satisfactory  to
the indemnified  party,  provided  that:   (A) the  indemnified party (and its
counsel) shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought, provided that the indemnified party shall not be entitled to settle without the prior written approval of the Indemnitor; and
(B) the Indemnitor shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of any such action, proceeding or claim without prior notice to the indemnified party.

     (iv) In the event indemnification is requested, the relevant Indemnitor, its representatives and agents shall have access to the premises, books and records of the indemnified party or parties seeking such indemnification to the extent reasonably necessary to assist it in defending or settling any action, proceeding or claim; provided, however, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the indemnified party or parties and shall only take place in the presence of a representative of
the indemnified party or parties unless otherwise  so  agreed.   Except  as
provided above, the indemnified party shall not be required to disclose any information with respect to itself or any of its Affiliates, and shall not be required to participate in the defense of any claim to be indemnified hereunder (except as otherwise expressly set forth herein), unless otherwise required or reasonably necessary in the defense of any claim to be indemnified hereunder.

     (v) Notwithstanding anything to the contrary set forth in section 10.4:
(i) Sellers shall not be required to make an indemnity payment to Buyer under section 10.4 until the aggregate amount of all Damages incurred by Buyer and its directors, officers, employees and agents as a result of all breaches of representations, warranties, covenants or agreements made by Seller in this Agreement and the amount of Leases required to be repurchased under section
10.3 exceeds the total sum of $50,000.

                                      ARTICLE 11
                                     Miscellaneous
     11.1 Governing Law and Modifications to Agreement. The Agreement will be construed and governed under the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania. This Agreement may not be changed or modified except by a writing duly executed by all of the parties hereto.

     11.2 Arbitration. Except as provided in subparagraph 3.2.b, any dispute arising out of this Agreement or the breach thereof shall, at the election of either Buyer or Seller, by notice to the other, be referred to the American Arbitration Association, to be settled by arbitration under the then existing Commercial Arbitration Rules of the American Arbitration Association. Any arbitration conducted pursuant to the provisions of this Agreement shall be conducted by a recognized independent and impartial arbitrator mutually agreed to by Buyer and Sellers or, if they cannot agree, by three arbitrators, one chosen by Buyer, one chosen by Sellers and the third (who shall be a recognized independent and impartial arbitrator and who shall act as chairperson and will be compensated at a rate generally equivalent to his or her normal billing rate or compensation) selected by the two so chosen; provided that if either Sellers or Buyer fails to appoint an arbitrator within 20 days of written notice by the other that it has appointed an arbitrator, then the arbitration shall be conducted by an arbitrator selected by the American Arbitration Association. If the arbitrators selected by Sellers and Buyer fail to agree on the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. All costs of each arbitration pursuant to this subparagraph 11.2 (including, without limitation, all fees of the arbitrator(s) and attorneys' fees), shall be borne by the party whose last offer of settlement (or claim if no offer of settlement has been made) differed by a greater amount from the arbitrators' award than did the last offer of settlement or claim of the other party (or, in the case of an arbitration to determine other than a dollar amount or percentage, by the party against which the arbitrators' decision shall be rendered, as such issue is determined by the arbitrators); provided, however, that no offer of settlement shall be disclosed by Sellers or Buyer to the arbitrator(s) until after the arbitrators render an award on the merits. Any dispute solely involving the calculation of an amount or percentage or application of accounting principles shall be exclusively subject to the dispute settlement provisions of paragraph 3.2.b. Such arbitration shall be conducted in Reading, Pennsylvania. The written decision of the arbitrators shall be dated and shall be signed by a majority of the arbitrators. Such decision shall be final and binding upon the parties hereto, their respective shareholders, successors, and assigns. Judgment upon the award granted by the Arbitrators may be entered in any court having jurisdiction thereof, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

     11.3. Costs and Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, the Buyer and the Sellers shall each bear their own costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement, including without limitation all legal and accounting costs and expenses. The costs and expenses, as described above, relating to the sale (as opposed to the purchase) of the Stock are acknowledged to be those of the Sellers and not the Company, and such costs shall be borne by the Sellers exclusively.

     11.4. Nature and Survival of Representations. All statements contained in the Exhibits and in any other certificate, instrument, document or agreement delivered by or on behalf of the Sellers pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Sellers hereunder. All representations, warranties, covenants and agreements made by the Sellers and the Buyer hereunder shall survive the Closing; provided however that with respect to certain warranties and representations as are set forth below, following the expiration of certain periods following the Closing Date and, notwithstanding anything to the contrary contained in subparagraphs 10.3 and/or 10.4, there shall be no obligation of Sellers to purchase Leases under secton 10.3, or right to indemnification under section 10.4 with respect to a breach of a representation, warranty, covenant or agreement with respect to the following paragraphs unless a claim with respect thereto is asserted in writing against the Indemnitor prior to the expiration of the following periods from the Closing Date:
     (a) with respect to paragraphs 6.1.h, 6.1.i, 6.1.k, 6.1.l, 6.1.n, 6.1.o,
     6.1.p, 6.1.q, 6.1.s, 6.1.u, 6.1.v, 6.1.w, 6.1.x, 6.1.y, 6.1.z, and
     6.1.aa (other than 6.1.k.xviii which is provided for in (b) below, and 6.1.k.xv and 6.1.k.xxii neither of which shall be limited by this provision) claims shall be made within one year from the Closing Date;
     (b) with respect to paragraphs 6.1.f and 6.1.bb, claims shall be made within two years from the Closing Date;
     (c) with respect to paragraphs 6.1.j, 6.1.k.xviii, 6.1.m, 6.1.r and 6.1.t, claims shall be made within three years from the Closing Date;
With respect to all other paragraphs all representations, warranties, covenants and agreements made by the Sellers and the Buyer hereunder shall survive the Closing and no limitations on under this paragraph 11.4 shall appply.

     11.5. Benefit. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Sellers and the respective successors and assigns of the Buyer. In the event the Buyer causes the assets and business of the Company to be transferred after the Closing to some other corporation, the rights of the Buyer hereunder may be enforced by such other corporation in its own name.

     11.6. Notices. All notices, requests, demands, and other communication hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, certified mail postage prepaid:


If to Sellers, to:
         Mitchell Jacobson and Marjorie Gershwind
         c/o Sid Tool Co., Inc.
         151 Sunnyside Boulevard
         Plainview, NY   11803

With a copy to:
         Joseph Getraer, Esq.
         Rosenman & Colin
         575 Madison Ave.
         New York, N.Y.  10022

If to the Buyer, to:
         American Equipment Leasing Co., Inc.
         Box 13428
         Reading, PA 19612
         Attention:   A. A. Haberberger

With a copy to:
         Brian C. Engelhardt
         American Equipment Leasing Co., Inc.
         Box 13428
         Reading, PA 19612


     11.7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute and are all the same instrument.

     11.8 Other Documents. Each party shall cooperate and take such action and execute such other and further documents and instruments as may be reasonably requested from time to time after Closing by any other party to further carry out the terms, provisions and intent of this Agreement.

     11.9. Captions. All paragraph and subparagraph captions are for convenience only and are not intended to be used in any respect in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

                                          SELLERS:
                                          _________________________
                                          MITCHELL JACOBSON

                                          _________________________
                                          MARJORIE GERSHWIND


                                          AMERICAN EQUIPMENT LEASING CO., INC.

                                          By:_____________________________

                                          Attest:_________________________

                                                                   Exhibit 2


                               NON-COMPETITION AGREEMENT

    THIS NON-COMPETITION AGREEMENT (the "Non-Competition Agreement") is made as of the __________day of______________, 1994, by and among Mitchell Jacobson and Marjorie Gershwind ("Sellers") and American Equipment Leasing Co., Inc. ("Buyer").

W I T N E S S E T H:

    WHEREAS, Sellers and Buyer have this day entered into an Agreement for Purchase and Sale of Stock (the "Agreement") regarding the stock of American Capital Leasing Corporation (the "Company"), pursuant to which Buyer has purchased from Seller all of the outstanding shares of the common stock of Company (the "Stock"); and

    WHEREAS, Sellers own all of the outstanding capital stock of Company; and

    WHEREAS, Sellers possess unique knowledge of the operations and customer base of the business of Company; and

    WHEREAS, as required by the terms of the Agreement, and in order to preserve for the benefit of Buyer the valuable rights which are to be procured by Buyer pursuant to the Agreement, Sellers desire to make certain agreements hereunder with Buyer; and

    WHEREAS, each term defined in the Agreement shall have the same meaning when used herein, except where specifically modified by the terms hereof.

    NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

1. Recitals. The foregoing recitals are incorporated herein as though more fully set forth at length.

2.    Non-Competition.
(a) Sellers, and each of them, shall not, for a period of twenty four (24) months from the date hereof ("Term"), compete with Buyer or any affiliate thereof by engaging in the Business (as that term is herein defined), in any area of the United States of America, either as owner, officer, director, servant, agent, consultant or any other capacity.

(b) For the purposes of this Non-Competition Agreement, the "Business" shall mean the equipment leasing and equipment financing business, provided however, the leasing of equipment by Sid Tool Company, Inc. (a company in which the Sellers own a majority interest) or any affiliate of Sid Tool Company, Inc. to the customers of Sid Tool Company, Inc. or any affiliate of Sid Tool Company, Inc. shall not constitute engaging in the Business, as such is described in this agreement. In addition, Sellers, or either of them, shall be permitted to own at any time after the date hereof up to five per cent (5%) of the outstanding securities of any publicly traded corporation which is engaging in the Business.

3. Consideration. The agreements and covenants of this Non-Competition Agreement are in consideration of the payment by Buyer for the Stock and other consideration all as is more particularly set forth under the terms of the

Agreement, it being specifically acknowledged by Sellers that Buyer would not have entered into the Agreement without the execution by Sellers of the terms of this Non-Competition Agreement.

4. Representations. Warranties and Covenants. Sellers, and each of them, hereby acknowledge, represent and warrant that the covenants and restrictions contained in this Non-Competition Agreement are reasonable.

5. Severability. The covenants in this Non-Competition Agreement shall be construed and enforced as covenants independent of one another. The invalidity or ineffectiveness of one or more of the covenants contained herein shall not preclude any party from enforcing the remaining covenants.

6.    General.
(a) This Non-Competition Agreement may only be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver by or on behalf of the party waiving compliance.

(b) This Non-Competition Agreement, and any written amendments to it satisfying the requirements of subparagraph (a) above constitute the entire agreement between the parties with respect to the subject matter hereof.

(c) This Non-Competition Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles regarding choice of law.

(d) Any notices or other communications required or permitted hereunder shall by sufficiently given if sent by registered mail or certified mail, postage prepaid, by overnight courier service, to the address of the respective party hereinbefore set forth, or to such other address as shall be furnished in writing by Sellers or Buyer, as the case may be, to the other, any such notice of communication shall be deemed to have been given as of the date so mailed or dispatched (except that a notice of change of address shall not be deemed to have been given until received by the addresses).

(e) The descriptive headings of the several sections of this Non-Competition Agreement are inserted for convenience only and do not constitute a part of this Non-Competition Agreement.

(f) Each party shall, whenever and as often as reasonably requested to do so by the other party, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the transactions contemplated herein.

(g) This Non-Competition Agreement and the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(h) This Non-Competition Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(i) Any dispute arising under the terms of this agreement shall be resolved in accordance with the provisions contained in the Agreement regarding arbitration of disputes, with the costs of the prevailing party to be borne by the non-prevailing party, and all other terms and conditions regarding arbitration proceedings as contained in the Agreement to govern.

IN WITNESS WHEREOF, each of the parties hereto has caused this Non-Competition Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the date first above written.

MITCHELL JACOBSON                        MARJORIE GERSHWIND

_____________________________            ______________________________

AMERICAN EQUIPMENT LEASING CO., INC.

By:____________________________________
Title:_________________________________
Attest:________________________________